Exhibit 99.1
BOISE INC.
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award (the “Award”) is made as of March 15, 2013 (the “Award Date”), by and between Boise Inc. (“Boise”) and the individual named above (“you”) pursuant to the Boise Inc. Incentive and Performance Plan (the “Plan”) and the following terms and conditions of this agreement (the “Agreement”):

1.
Terms and Conditions; Definitions. This Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.
Award. You are awarded the number of restricted stock units (“RSUs”) set out above, at no cost to you, and an equal number of related dividend equivalents, subject to the restrictions set forth in the Plan and this Agreement.

3.
Vesting. The Award is subject to the EBITDA Goal in Section 3.1 and to time-based vesting restrictions, as follows: one third (1/3) of the Award shall vest on March 17, 2014, one third (1/3) of the Award shall vest on March 16, 2015, and one third (1/3) of the Award shall vest on March 15, 2016.

3.1
EBITDA Goal. On or before March 17, 2014, the Compensation Committee shall determine whether the company achieved $100 million of EBITDA in the 2013 fiscal year. If so, the performance goal shall be met, and RSUs shall vest based on the terms of this Agreement. If not, all RSUs subject to this Award shall be forfeited on March 17, 2014.

3.2
Definition of EBITDA. EBITDA means Boise's earnings before interest, taxes and non-cash items such as depreciation, depletion and amortization, adjusted for non-cash long-term compensation, calculated by Boise based on publicly-filed financial information.

4.	Termination of Employment. If you terminate employment before March 15, 2016, RSUs not vested at the time of your Termination of Employment will be treated as follows:

4.1.
If your Termination of Employment is a result of your death or total and permanent disability, all RSUs remaining unvested at the time of your Termination of Employment will vest as of the day after the date of termination.

4.2.
If your Termination of Employment is a result of your retirement and it constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs, calculated as the difference between (i) the number of RSUs determined by multiplying the total number of RSUs subject to this Award by a fraction which is the number of full months worked since the Award Date over 36 months, and (ii) the number of RSUs that have vested on or prior to the date of such termination.

For purposes of this Section 4.2, “retirement” means Termination of Employment at or after age 55 and having satisfied the “rule of 65,” which requires a combination of age and full years of service that totals at least 65.

4.3.
If your Termination of Employment is a direct result of (i) the sale or permanent closure of any facility or operating unit of Boise, or a bona fide curtailment, or a reduction in workforce, or (ii) a strategic transaction (e.g., a reorganization, sale, divestiture, or spin-off) involving an organizational unit larger than a single location, in either case other than a Change in Control and as determined by Boise in its sole discretion, you execute a waiver/release in the form required by Boise, and the Termination of Employment constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs calculated according to Section 4.2.

4.4.
If (i) you have a written severance agreement between you and Boise Paper Holdings, L.L.C. (or its successor under the terms of that agreement) specifying certain benefits upon a “Qualifying Termination” (as that term is used in the severance agreement), and (ii) your Termination of Employment occurs during the term of that severance agreement, and (iii) your Termination of Employment is not covered under either Section 4.2 or 4.3 above, but it is a “Qualifying Termination” under that severance agreement, and (iv) the Termination of Employment constitutes a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder, you will receive a portion of the unvested RSUs calculated according to Section 4.2.

4.5.
Upon your voluntary or involuntary Termination of Employment for any other reason (including a Termination of Employment that is not a “separation from service” as defined pursuant to Internal Revenue Code Section 409A and the regulations thereunder), any unvested portion of the Award will be forfeited.

4.6.
Any RSUs you receive under this Section 4 will vest and become payable as of the day after the date of your Termination of Employment (or, in the case of a Termination of Employment subject to Section 4.3 or 4.4, if execution of a waiver/release is required, 30 days after the date of your Termination of Employment, subject to the waiver/release becoming irrevocable by that date). Any unvested RSUs remaining will be forfeited.

4.7.
Section 162(m) Covered Employees. Notwithstanding the foregoing, if you are a “covered employee” under the terms of Internal Revenue Code Section 162(m) and the regulations thereunder for the tax year in which your Termination of Employment occurs, the following vesting provisions will apply. Any RSUs you receive under Section 4.1 will vest and become payable as of the day after the date of your Termination of Employment. Your receipt of any RSUs under Section 4.2, 4.3, or 4.4 will be subject to the satisfaction of the EBITDA Goal in Section 3.1. Any RSUs you receive under Section 4.2, 4.3, or 4.4 will vest as of the later of the day after the date of your Termination of Employment or March 17, 2014, but only if the EBITDA Goal has been certified as met. Any unvested RSUs remaining will be forfeited as of the later of the day after the date of your Termination of Employment or March 17, 2014.

5.
Change in Control. If a Change in Control occurs prior to March 15, 2016, which Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” as those terms are defined pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder, this Award shall vest and become payable as of the date of the Change in Control if the purchaser or its ultimate direct or indirect parent company is, as of the effective date of the Change in Control, a privately-held entity without a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Otherwise, this Award shall vest and become payable as of the date of the Change in Control, except to the extent that a Replacement Award is provided to you, as described in Section 22 of the Plan.

6.
No Transfer. The RSUs awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded RSUs prior to vesting will result in the immediate forfeiture of the awarded RSUs.

7.	Voting Rights. With respect to the awarded RSUs, you are not a shareholder and do not have any voting rights.

8.
Payment. Vested RSUs will be paid to you in whole shares of Stock. If the vesting calculation results in a fractional number of RSUs, the number of RSUs vesting at that time shall be rounded down to the next whole number. No fractional shares shall be issued.

8.1.
Time of Payment. The designated payment date for purposes of Section 409A of the Internal Revenue Code and the regulations thereunder shall be the indicated vesting date for RSUs vesting pursuant to Section 3, and shall be the day after the date of Termination of Employment for RSUs vesting pursuant to Section 4 (or, for RSUs subject to the provisions of Section 4.7, March 17, 2014, if later). Delivery of shares pursuant to this Agreement shall be made as soon as practicable following vesting and in any case by the later of December 31st of the calendar year in which such vesting occurs or the 15th day of the third calendar month following the designated payment date.

8.2.
Delay for “Specified Employees.” To the extent required to comply with Section 409A of the Internal Revenue Code and the regulations thereunder, if you are a “specified employee” (within the meaning of Internal Revenue Code Section 409A(a)(2)(B)), notwithstanding Section 8.1, you shall not receive any payment pursuant to Section 4 within six months after the date of your Termination of Employment, provided that if your Termination of Employment is due to death, this delay shall not apply. Amounts otherwise payable within six months after the date of your Termination of Employment shall be paid on the date that is six months and one day after the date of your Termination of Employment, or, if such date is not a business day, the next business day following such date. No interest shall accrue during the six month period.

8.3.
Dividend Equivalent RSUs. You will be entitled to receive a dividend equivalent equal to any dividends declared on each share of Stock represented by a related RSU with a record date occurring between the Award Date and the applicable vesting date, subject to the terms and conditions of the related RSU. Any dividend equivalents described in this Section 8.3 will be distributed to you upon vesting of the RSUs subject to the Award. Any such distributions shall be made in (i) cash, for any dividend equivalents relating to cash dividends and (ii) Stock, for any dividend equivalents relating to Stock dividends.

9.	Clawback. Notwithstanding the vesting and payment terms above, this Award is subject to any compensation recovery (clawback) policy in effect at the time of vesting and/or payment.
Boise Inc.
By: _____________________________________________
Name: Virginia Aulin
Title: Corporate Vice President, Human Resources and Corporate Affairs

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